Exhibit 10.9

DATED August 11, 2004

GREENLIGHT CAPITAL RE, LTD.

- and -

HSBC FINANCIAL SERVICES (CAYMAN) LIMITED

ADMINISTRATION AGREEMENT

THIS AGREEMENT is made the 11th day of August, 2004

BETWEEN:

(1)	GREENLIGHT CAPITAL RE, LTD. a company incorporated under the laws of the Cayman Islands whose registered office is at the offices of the Administrator specified immediately below (the “Company”); and
(2)

HSBC FINANCIAL SERVICES (CAYMAN) LIMITED, a company incorporated under the laws of the Cayman Islands whose registered office is at Strathvale House, 90 North Church Street, P.O. Box 1109GT, George Town, Grand Cayman, Cayman Islands, British West Indies (the “Administrator”).

WHEREAS:

(A)	The Company is an exempted company established in the Cayman Islands and empowered under the laws of the Cayman Islands to issue and repurchase its own Shares (as defined below).
(B)

The Company has requested the Administrator to provide in the Cayman Islands certain administrative, accounting and banking services which the Administrator has agreed to do subject to the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:

INTERPRETATION

1.	In this Agreement the following words shall have the following meanings, if not inconsistent with the subject or context:

Words	Meanings

“Articles”	the memorandum of association and articles of association of the Company for the time being in force;

“Directors”	the directors of the Company for the tune being or as the case may be the directors assembled as a board;

“Offering Memorandum”	the offering memorandum or other offering document pursuant to which and on the terms and conditions of which the Shares are offered for subscription, as amended or supplemented from time to time;

“Register”	the register of members of the Company;

“Shareholders’ Agreement”	shareholders’ agreement dated as of Aug. 11, 2004, by and among, the Company and each of the other signatories thereto;

“Shares”	ordinary shares (including Class A Ordinary Shares and Class B Ordinary Shares) of the Company in connection with which the Administrator has been engaged to provide the services contemplated hereby.

“Subscription Agreement”	subscription agreement dated as of the date of the last signature between the Company and the Subscribee thereto.
2.

The clause headings are included for convenience only and shall not affect the interpretation of this Agreement. References to any provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

APPOINTMENT AND CONTROL

3.	The Company hereby appoints the Administrator to be, and the Administrator hereby agrees to act as, administrator of the Company in accordance with the Articles and the terms of this Agreement.
4.	All activities engaged in under the provisions of this Agreement by the Administrator on behalf of the Company shall be subject to the overall policies, directions and control of the Directors.

ADMINISTRATION

5.

The Company hereby retains the Administrator and the Administrator agrees to provide such services as are, and subject to the terms and conditions, hereinafter set forth. The Administrator will not have any responsibility or authority to make investment decisions, nor to render any investment advice. The Company shall promptly supply to the Administrator, or shall arrange for the Administrator to be supplied with, all such information, documents and instructions as are required by the Administrator to fulfil its obligations hereunder.

6.	The Administrator shall:
(a)	provide general banking services in such a manner as may be agreed upon in writing from time to time;
(b)	at its own expense, provide or procure such office accommodation, secretarial staff and other facilities as may be required for the purpose of fulfilling its duties wider this Agreement;

(c)

on behalf of the Company determine in accordance with the Offering Memorandum and the Articles and directions in that regard from the Directors and notify the Company of the book value per share to be used in calculating the issue price and repurchase price (howsoever defined in the Articles) of any Share of the Company to be issued or repurchased in accordance with the Articles;

(d)

in providing the information set forth in clause (c), be allowed to rely upon information provided to it by or on behalf of the Company and/or any investment manager, investment adviser, custodian or other service provider thereto and shall not be required to independently verify or compute such information;

(e)	provide registered office facilities, such facilities will include the filing of the Cayman Islands annual return form, and all necessary filings required by the Companies Law of the Cayman Islands;
(f)

receive on behalf of the Company requests for the issue or repurchase of Shares and promptly notify the Directors of the same and deal therewith in accordance with the provisions of this Agreement, the Articles and the Subscription Agreement and, in particular, on receipt of the relevant subscription moneys or on receipt from the Company of confirmation that the necessary subscription moneys have been received shall arrange to allot and issue Shares and/or transfer previously issued Shares, as appropriate, in order to satisfy the relevant applications;

(g)	prepare and submit regular reports not less frequently than monthly to the Company in respect of the Company’s business in such form as may be agreed upon from time to time;
(h)

maintain adequate systems for the verification or identification of all persons interested in the Shares or other securities of the Company, whether beneficially or otherwise, and record the evidence establishing the identities of such persons and retain or procure the retention of such evidence for a period of not less than seven years from the date on which any such person became so interested and shall, during the said period, promptly provide copies of such evidence to the Directors on request;

(i)

provide shareholder services including, if requested, distribution and solicitation of proxies, the coordination of annual and special shareholder meetings, acting as inspector of elections, responding to shareholder written and telephonic communications, and/or acting as transfer agent;

(j)	forthwith on receipt forward to or deposit with or to the order of the Company all monies, bills and notes received on behalf of the Company;
(k)

perform the duties of keeping the accounts of the Company and such books and records as are required by the law of the Cayman Islands, or as may from time to time be agreed in writing with the Directors, and of preparing and forwarding to shareholders of the Company all contract notes, certificates, cheques, warrants, statements and notices which the Directors are required to issue, send or serve in accordance with the Articles or the Shareholders’ Agreement;

(l)

deal with and reply to all correspondence and other communications addressed to the Company at its registered office or at the address of the Administrator, whether in relation to the subscription, purchase, transfer or repurchase of Shares or otherwise PROVIDED THAT in the event of any dispute in connection with the issue, ownership, transfer, repurchase or otherwise of any Shares the matter shall be referred to the Directors, and the Administrator shall take such action as may be required by the Company;

(m)

despatch to shareholders of the Company and to the auditors of the Company such notices, reports, financial statements and other written material as may be requested from time to time by the Directors, and to assist as requested in the preparation thereof;

(n)

at any time during business hours to permit any duly appointed agent or representative of the Company, at the expense’ of the Company, to inspect the Register or any other documents or records in relation to the Company kept by and in the possession of the Administrator, and give such agent or representative during business hours all information, explanations and assistance as such agent or representative may reasonably require;

(o)

keep or arrange for the control of the seal and any facsimile seals of the Company and procure that any certificates for Shares (or such other evidence of such shares as the Directors may determine in accordance with the Articles) shall be issued or cancelled only in accordance with the provisions of the Articles and in the case of the issue of Shares, after receipt by or on behalf of the Company of all payments in respect of such issue;

(p)

keep safely such certificates or such other evidence of Shares as aforesaid as may be designated for safekeeping prior to issue from time to time by the Company, accept and keep certificates or such other evidence as aforesaid tendered for replacement, repurchase or transfer by the holders thereof in accordance with the provisions of the Articles and accept and keep safely such forms and certificates as may be submitted to them in connection with any such tender,

(q)

maintain and safeguard the Register and other documents in connection thereto and enter in the Register all original issues of Shares and all transfers and repurchase of such Shares, all in accordance with the provisions of the Articles and to prepare all such lists of Shareholders of the Company as may be required by the Company;

(r)

keep confidential all documents, materials and other information relating to the Company and, except as required by law, not disclose any of the aforesaid without the prior written consent of the Company, unless it shall in good faith determine that such disclosure is necessary to protect the interests of the Administrator or if the Administrator is required to disclose information by any court or regulatory authority, whether or not in the Cayman Islands, having jurisdiction over the Administrator. In the event such disclosure is necessary, the Administrator, if legally permitted to do so, shall give the Company notice of the information to be disclosed as far in advance of its disclosure as practicable; and

(s)

to use reasonable efforts to keep the Company informed of all matters necessary to maintain the Company in good standing under the laws of the Cayman Islands and to keep the Company informed of developments in the Cayman Islands which may affect the business of the Company.

In the execution of its duties set forth above, the Administrator shall have no discretion as to the selection of the securities or any other assets of the Company which may form part of the Company’s investment portfolio from time to time. In addition the Administrator shall not be responsible for ensuring that the Company’s investment transactions comply with the Company’s investment guidelines as described in the Offering Memorandum or as may be amended or modified by the Directors from time to time.

AGENTS AND ADVICE

7.

The Administrator shall be at liberty in the performance of its duties and in the exercise of any of the powers and discretions vested in it hereunder to act by responsible officers or a responsible officer for the time being. Further, the Administrator may act or rely upon the opinion or advice of or any information obtained from any broker, lawyer, valuer or other expert and the Administrator shall not be responsible for any loss occasioned by its so acting.

8.

The Administrator may refer any legal question to the legal advisers of the Company for the time being (whose name shall from time to time be notified by the Company to the Administrator) and may authorise any such legal advisers to take the opinion of counsel on any matter or difficulty and may act on any opinion given by such legal advisers or counsel without being responsible for the correctness thereof or for any result which may follow from so doing.

REGISTRATION OF TRANSFERS

9.

Subject to the overall written direction of the Directors and to any written instructions to the contrary by the Directors, the Administrator shall, on the Directors’ behalf, approve and authorise the transfer of Shares and the issue to the transferee of the appropriate share certificate or other evidence of title as the Directors may permit.

DEALINGS WITH OTHER PERSONS

10.

Its duties hereunder shall not preclude the Administrator from providing services of a like nature to any other person, firm or corporation. In so acting, the Administrator shall not be deemed to be affected with notice of, or be under any duty to disclose to the Company, any fact or thing which may come to the knowledge of the Administrator or its servants or agents. The Administrator may acquire, hold or deal with for its own account or the account of any customer or other person either in its own name or in the name of such customer or person or a nominee any Shares or securities for the time being issued by the Company or any investment in which the Company is authorised to invest and shall not be required to account to the Company for any profit arising from such acquisition, holding or dealing.

REMUNERATION OF ADMINISTRATOR

11.

In consideration of the provision of services hereunder, the Administrator shall be entitled to receive fees, calculated from the effective date hereof, at the rates specified in the Schedule hereto (or such rates as may from time to time be adjusted pursuant to the terms hereof) comprising:

(a)

a flat fee, payable on the effective date hereof and on the first day of each quarter thereafter (being 1st. January, 1st. April, 1st. July and 1st. October in each year) in respect of the quarter (or partial quarter) in which the same is payable, which fee shall accrue on a daily basis to the date of termination; and

(b)

fees for each manhour worked (calculated on a pro rata basis for any part hours worked) during the preceding quarter or partial quarter, payable on the last day of each quarter and on the date of termination.

Such fees will be automatically debited to the Company’s account with the Administrator on the days on which they are payable as aforesaid and statements in respect of the same will be forwarded to the Company within 28 days of the end of each quarter. The rates of such fees as specified in the Schedule to this Agreement may be amended at any time by the Administrator giving to the Company not less than 90 days notice in writing specifying the new rates which will apply at the expiry of such notice.

12.

In addition to the fees specified in the immediately preceding clause, the Administrator shall be entitled to be reimbursed for all government or similar fees, charges, taxes, duties and imposts whatsoever levied on or in respect of the Company or its business as may be properly incurred, as well as all reasonable out of pocket expenses (including but not limited to telex, telefax, telephone, postage and stationery) as the Administrator may incur in the execution of its duties hereunder. The Administrator may debit the same to the Company’s account with the Administrator at the time they are incurred PROVIDED ALWAYS that the Administrator shall not be obliged to incur any disbursement on the Company’s behalf unless in its sole determination there are sufficient funds standing to the credit of Company’s account with the Administrator to cover the full amount of all outstanding and anticipated fees and disbursements for the Company.

13.	The Administrator shall be entitled to retain for its own benefit and without accounting therefor any profit arising out of its acting as banker of the Company.

DELEGATION

14.	The Administrator shall be entitled to delegate the whole or any part or parts of its functions, powers, discretions, duties and obligations hereunder or any of them to any person, firm or corporation approved by the Company in writing. In the absence of wilful default of the Administrator in the supervision of any delegate, the Administrator shall not be liable to the Company for the acts or omissions of such delegates and shall be indemnified by the Company in accordance with the terms of this Agreement.

TERMINATION

15.	The Administrator shall be entitled to resign its appointment hereunder:
(a)	by giving not less than ninety (90) days notice in writing to the Company;
(b)

forthwith upon giving notice in writing if the Company shall commit any breach of its obligations under this Agreement and shall fall within thirty (30) days of receipt of written notice served by the Administrator requiring it so to do, to make good such breach;

(c)

forthwith upon giving notice in writing to the Company if the Company shall go into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Administrator) or if a receiver of any assets of the Company is appointed; or

(d)	forthwith, upon giving notice in writing after or repurchase of all of the Shares.
16.	The Company may terminate the appointment of the Administrator:
(a)	by giving not less than ninety (90) days notice in writing to the Administrator,
(b)

forthwith, upon giving notice in writing if the Administrator shall commit any breach of its obligations under this Agreement and shall fail within thirty (30) days of receipt of notice served by the Company requiring it so to do, to make good such breach; or

(c)	forthwith, upon giving notice in writing to the Administrator;
(i)

if the Administrator goes into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Company) or if a receiver is appointed of any of the assets of the Administrator,

(ii)	on the redemption or repurchase of all of the Shares.
17.

Termination of the appointment of the Administrator under the provisions of the preceding clauses shall be without prejudice to the provisions of clauses 22 and 23 or either party’s rights with respect to any antecedent breach hereof by the other. The Administrator shall be entitled to receive all fees and other monies accrued due up to the date of such termination but shall not be entitled to compensation in respect of such termination.

18.	The Administrator shall, on the termination of its appointment under the provisions of the preceding clauses:
(a)

deliver to such persons, as the Directors may direct, all books of account, registers, correspondence and records of all and every description relating to the affairs of the Company which are in its possession; and

(b)

have the right by written request to require the Company in all letterheads and any other material made available to investors to state in a prominent position and in prominent type (as may reasonably be approved by the Administrator) that the Administrator and its delegate(s) (if any) have ceased to provide any services to the Company.

PROVIDED THAT the Administrator shall have the right at any time within seven (7) years after the termination of its appointment as the Company’s administrator to inspect such books and records of the Company and to make copies thereof or extracts therefrom.

ASSIGNMENT

19.	Without prejudice to clause 14, neither the benefit nor the burden of this Agreement shall be assigned by either party save with the consent of the other party.

INSTRUCTIONS

20.

Until and unless otherwise amended by valid resolution of the Directors (a certified copy of which shall be delivered to the Administrator) the Administrator shall be entitled to assume that the approval and authorisation of the Company of any act, deed, document, matter or thing has been given if it shall have been notified whether in writing, by telephone, telecopier, e-mail, cable or other electronic method of communication by any one of the following (or any person whom the Administrator believes to be one of the following):

Alan Brooks

David Einhorn

Ian Isaacs

Frank Lackner

Joseph Platt

Daniel Roitman

and it shall not be obliged to make further enquiry thereafter of the Company and shall be under no liability or obligation whatsoever to the Company for so assuming and relying whether or not such approval or authorisation has been actually given; provided always that the Administrator shall not act upon any instructions to make payments on behalf of the Company which are notified by e-mail.

NOTICES

21.

Any notice given hereunder shall be in writing and shall be delivered by hand or mailed to the address of the relevant party set out herein or such other address as such party may from time to time notify in writing and where mailed shall be deemed to have been duly given on the fifth day after the date of mailing. In the case of notice to the Company, a copy shall also be delivered by hand or mailed to:

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, New York 10022

Attn: Kerry E. Berchem, Esq.

LIABILITY OF ADMINISTRATOR AND INDEMNITY

22.

The Administrator shall not be liable for any damage, loss, costs or expenses whatsoever to or of the Company at any time from any cause whatsoever unless caused by the Administrator’s own negligence, dishonesty, fraud or wilful default.

23.

The Company agrees to indemnify and hold harmless the Administrator, its successors and assigns and their respective directors and officers and employees present and future (collectively, the “Indemnified Persons”) and each of them, as the case may be, against any liability, action, proceedings, claim, demand, costs, damages or expenses whatsoever (including legal costs and expenses arising therefrom or incidental thereto) which they or any of them may incur or be subject to in consequence of this Agreement or as a result of the performance of the functions and services provided for hereunder except as a result of negligence, dishonesty, fraud or wilful default of any of the Indemnified Persons and this indemnity shall expressly inure to the benefit of any such person existing or future.

24.	The Administrator shall not be required to take any legal action on behalf of the Company unless fully indemnified to its satisfaction.
24A	If any third party makes a claim against, or notifies an intention to make a claim against the Company (a “relevant claim”), the Administrator shall:
(a)	as soon as reasonably practicable give written notice of that matter to the Company, specifying in reasonable detail the nature of the relevant claim;
(b)

not make any admission of liability, or come to any agreement or compromise in relation to the relevant claim, without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed);

(c)

give the Company and its professional advisers reasonable access to the premises and personnel of the Administrator and to any relevant assets, accounts, documents and records within the power or control of the Administrator so as to enable the Company and its professional advisers to examine such premises, assets, accounts, documents and records and to take copies at their own expense for the purpose of assessing the merits of the relevant claim;

(d)

subject to the Company indemnifying the Administrator to the Administrator’s reasonable satisfaction against any liability, costs, damages or expenses which may be incurred, take such action as the Company may reasonably request to avoid, dispute, resist, compromise or defend the relevant claim.

RECORDS

25.

The Company specifically grants the Administrator the right to destroy all books of account, correspondence and other records of all and every description relating to the business of the Company which are in the Administrator’s possession on or after the seventh anniversary of the date of the final liquidation of the Company or its striking from the Register of Companies of the Cayman Islands or the lapsing or settlement of any cause of action whichever is the later.

DUTIES OF THE COMPANY

26.	The Company shall:
(a)

provide the Administrator with properly certified copies or authenticated copies of the Articles and all amendments thereto and of such resolutions, votes and other proceedings as may be necessary for the Administrator to carry out its functions hereunder,

(b)	promptly provide the Administrator with any amendments to the Offering Memorandum or any new Offering Memorandum issued by the Company; and
(c)	promptly provide the Administrator with any amendments to the Shareholders’ Agreement.

RIGHTS OF ADMINISTRATOR

27.

Notwithstanding any other provision of this Agreement, the Administrator reserves the right to request such information as is necessary to verify the identity of any investor or prospective investor in the Company or to otherwise comply with the Proceeds of Criminal Conduct Law (2001 Revision) of the Cayman Islands and the Regulations or Guidance Notes issued pursuant thereto or any other law or regulation to which, the Company or the Administrator may be subject. In the event of delay or failure by an investor, the Company or any other person to produce any such information required for verification purposes, the Administrator shall be entitled to refuse to accept or process any application for Shares and the subscription monies relating thereto, and may also refuse to process a repurchase until such proper information has been provided. The Company shall indemnify and hold harmless the Administrator and each of its directors, officers and employees against any loss, claim, cost, damage or expense arising as a result of a failure to process any application or repurchase if such information as has been required by the Administrator has not been provided or which the Company or the Administrator may otherwise suffer as a result of any violations of law committed by an investor or other third party.

CONFIDENTIALITY

28.

Each party undertakes that it will not at any time hereafter use, divulge or communicate to any person, except to its professional representative or advisers or as may be required by law or any legal or regulatory authority, any confidential information concerning the business or affairs of the other party which may have or may in future come to its knowledge and each of the parties shall use its reasonable endeavours to prevent the publication or disclosure of any confidential information concerning such matters.

COUNTERPARTS

29.	This Agreement may be executed in separate counterparts, each of which, when executed and delivered, shall be an original, and all counterparts together shall constitute one and the same instrument.

SEVERANCE

30.

If any provision herein shall be determined to be invalid or unenforceable in whole or in part for any reason whatsoever, such invalidity or unenforceability shall not affect the remaining provisions or any part thereof contained within this Agreement and such invalid or unenforceable provisions shall be deemed to be severable from any other provision or part thereof herein contained.

GOVERNING LAW AND JURISDICTION

31.

This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands. Each party irrevocably agrees to submit to the non-exclusive jurisdiction of the courts of the Cayman Islands over any claim or matter arising under or in connection with this Agreement.

EFFECTIVE DATE

32.	The effective date of this Agreement shall be July 13, 2004.

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first hereinbefore written.

Signed for and on behalf of	)
GREENLIGHT CAPITAL RE, LTD.	)
by Alan Brooks	)	/s/ Alan Brooks
)
in the presence of:	)	/s/ David Einhorn

/s/ J. Paul Drake
Witness
Address:	PO Box 4484
Grand Cayman

and by David Einhorn

in the presence of:
/s/ Daniel Roitman
Witness
Address:	140 E. 45 Street
New York, NY 10017

Signed for and on behalf of	)
HSBC FINANCIAL SERVICES	)
(CAYMAN) LIMITED	)
by	)
)
in the presence of:	)

Witness
Address:

SCHEDULE 1

It is hereby understood and agreed that the following fees will be payable to the Administrator:

(a)	in respect of clause 11(a) the sum of US$3,740 per annum.
(b)	in respect of clause 11(b) the scale of fees per man hour are deemed to be as follows:

Director and Assistant Director	US$280.00
Manager and Assistant Manager	US$190.00
Account Manager	US$150.00
Assistant Account Manager	US$105.00